AUDITED FINANCIAL STATEMENTS

PINPOINT ADVANCE CORP
(A corporation in the development stage)

Index to Financial Statements

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
PINPOINT ADVANCE CORP.

We have audited the accompanying balance sheets of PINPOINT ADVANCE CORP. (a corporation in the development stage) as of April 25, 2007 and December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period, January 1, 2007 to April 25, 2007 and September 6, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PINPOINT ADVANCE CORP. as of April 25, 2007 and December 31, 2006, and the results of its operations and its cash flows for the period January 1, 2007 to April 25, 2007 and September 6, 2006 (inception) to December 31, 2006, in conformity with United States generally accepted accounting principles.

Tel-Aviv, Israel	/s/ Ziv Haft
April 25, 2007	Certified Public Accountants (Isr.) BDO member firm

PINPOINT ADVANCE CORP.
(A corporation in the development stage)
BALANCE SHEETS

		April 25, 2007		December 31, 2006
ASSETS

Current assets
Cash		$144,977	$	---
Deposit		316		939
Cash held in trust (note 1)		24,766,000
Total current assets		24,911,293		939
Deferred offering costs		---		210,161
Total Assets		$24,911,293		$211,100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Short term bank credit	$	---		$40
Deferred underwriting fees (note 5)		750,000		---
Deferred legal fees (note 5)		100,000		---
Accrued expenses and other accounts payable		43,037		76,200
Loans from related party		---		118,000
Total current liabilities		893,037		194,240
Common Stock subject to possible redemption, 749,750 shares, at redemption value of $9.91 per share (Note 1)		7,430,023		---
Commitments (note 7)

Stockholders’ Equity (note 2)
Preferred stock - $.0001 par value; 1,000,000 authorized; none issued or outstanding
Common stock - $.0001 par value; 20,000,000 authorized; 2,375,250 issued and outstanding (excluding of 749,750 shares subject to possible redemption); and 828,125 shares outstanding		238		83
Additional paid-in capital		16,596,286		24,917
Deficit accumulated during the development stage		(8,291)		(8,140)
Total stockholders’ equity		16,588,233		16,860
Total liabilities and stockholders' equity		$24,911,293		$211,100

The accompanying notes should be read in conjunction with the financial statements

PINPOINT ADVANCE CORP.
(A corporation in the development stage)
STATEMENTS OF OPERATIONS

	Period from September 6, 2006 (inception) to December 31, 2006	Period from January 1, 2007 to April 25, 2007		For the period from September 6, 2006 (inception) to April 25, 2007

Formation and operating costs	$1,000	$	---	$1,000
Other general and administrative expenses	7,000		---	7,000
Bank charges	140		151	291
Net loss	8,140		$151	$8,291

Weighted average shares outstanding (basic and diluted)	625,000		753,205	689,935

Net loss per share (basic and diluted)	---		---	---

The accompanying notes should be read in conjunction with the financial statements

PINPOINT ADVANCE CORP.
(A corporation in the development stage)
STATEMENTS OF STOCKHOLDERS’ EQUITY
For the period from September 6, 2006 (inception) to April 25, 2007

	Common stock				Additional Paid-in		Deficit accumulated during the development		Total Stockholders’
	Shares		Amount		capital		stage		equity
Balance September 6, 2006 (inception)	---	$	---	$	---	$	---	$	---
Common stock issued September 6, 2006 at $.0001 per share	828,125		83		24,917				25,000
Net loss for the period							(8,140)		(8,140)
Balances at December 31, 2006	828,125		83		24,917		(8,140)		16,860
Shares decreased as a result of a reverse split	(203,125)		(20)		20		---		---
Proceeds from sale of underwriter’s purchase option	---		---		100		---		100
Proceeds from issuance of warrants	---		---		1,500,000		---		1,500,000
Sale of 2,500,000 units through public offering net of underwriter’s discount and offering expenses and net of $7,430,023 of proceeds allocable to 749,750 shares of common stock subject to possible conversion	1,750,250		175		15,171,249		---		15,171,424
Net loss for the period	---		---		---		(151)		(151)
Balances at April 25, 2007	2,375,250		$238		$16,696,286		$(8,291)		$16,688,233

The accompanying notes should be read in conjunction with the financial statements

PINPOINT ADVANCE CORP.
(A corporation in the development stage)
STATEMENTS OF CASH FLOWS

	For the period from September 6, 2006 (inception) to December 31, 2006	For the period from January 1,2007 to April 25, 2007	For the period from September 6, 2006 (inception) to April 25, 2007
OPERATING ACTIVITIES
Net loss for the period	(8,140)	(151)	$(8,291)
Net cash used in operating activities	(8,140)	(151)	(8,291)

INVESTING ACTIVITIES
Cash contributed to Trust Fund	---	(24,766,000)	(24,766,000)
Net cash used in investing activities	---	(24,766,000)	(24,766,000)

FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholders	25,000	---	25,000
Proceeds from loans from related party	118,000	33,210	151,210
Payment of loans from related party	---	(151,210)	(151,210)
Deposit	(939)	623	(316)
Short term bank credit	40	(40)	---
Proceeds from issuance of insider warrants		1,500,000	1,500,000
Proceeds from purchase of underwriter’s purchase option		100	100
Portion of net proceeds from sale of units through public offering allocable to shares of common stock subject to possible conversion	---	7,430,023	7,430,023
Net proceeds from sale of units through public offering allocable to:
Stockholders’ equity	(133,961)	15,248,422	15,114,461
Deferred legal fees	---	100,000	100,000
Deferred underwriting fees	---	750,000	750,000
Net cash provided by financing activities	8,140	24,911,128	$24,919,268

Net increase in cash	---	144,977	144,977
Cash
Beginning of period	---	---	---
End of period	---	144,977	144,977

Supplemental disclosure of non-cash activity:
Accrued registration costs	76,200	---	---
Fair value of underwriter’s purchase option included in offering costs	---	738,750	738,750

The accompanying notes should be read in conjunction with the financial statements

PINPOINT ADVANCE CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—DISCUSSION OF THE COMPANY’S ACTIVITIES

Organization and activities: Pinpoint Advance Corp. (the “Company”) was incorporated in Delaware on September 6, 2006, as a blank check company that was formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with a business that has operations or facilities located in Israel or which is a company operating outside of Israel, specifically in Europe, which management believes would benefit from establishing operations or facilities in Israel, preferably in the technology sector (“Target Business”). All activity from inception (September 6, 2006) through April 25, 2007 was related to the Company’s formation and capital raising activities. The Company has selected December 31 as its fiscal year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on April 19, 2007. On April 18, 2007, the Company completed a private placement ("Private placement") and received net proceed of $1.5 million. The Company consummated the Offering on April 25, 2007 for net proceeds of approximately $23.4 million. The Company’s management intends to apply substantially all of the net proceeds of the Offering toward consummating a Business Combination. The initial Target Business must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of such acquisition. However, there is no assurance that the Company will be able to successfully effect a Business Combination.

Management has agreed that $24.76 million or $9.91 per Unit sold in this Offering will be held in a trust account (“Trust Account”) and invested in permitted United States government securities, of which $0.3 per Unit will be paid to the underwriter upon the consummation of a Business Combination. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements.

The Company’s certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to Company stockholders prior to the consummation of a business combination, including:

•	Requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•
Prohibition against completing a business combination if 20% or more of those stockholders who purchased shares in the Offering and the private placement exercise their conversion rights in lieu of approving a business combination;

•	The right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•
A requirement that in the event the Company does not consummate a business combination by the later of 18 months after the consummation of the Proposed Offering or 24 months after the consummation of the Proposed Offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed, the Company’s purpose and powers will be limited to dissolving, liquidating and winding up;

PINPOINT ADVANCE CORP.
(A corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—Continued

NOTE 1—DISCUSSION OF THE COMPANY’S ACTIVITIES (Continued)

provided, however, that the Company reserves its rights under Section 278 of the Delaware

General Corporation Law to bring or defend any action, suit or proceeding brought by or against the Company;

•
Requirement that management take all actions necessary to liquidate the trust account to the Company’s public stockholders as part of its plan of dissolution and liquidation in the event the Company does not consummate a business combination by the later of 18 months after the consummation of the Proposed Offering or 24 months after the consummation of the Proposed Offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period;

•
Limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon liquidation of the trust account to the Company’s public stockholders as part of its plan of dissolution and liquidation or upon the exercise of their conversion rights; and

•	The bifurcation of the company’s board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

NOTE 2—OFFERING

In its initial public offering, effective April 19, 2007 (closed on April 25, 2007), the Company sold to the public 2,500,000 Units (the “Units” or a “Unit”) at a price of $10.00 per Unit. Each unit consists of one share and one warrant. Each warrant entitles the holder to purchase one share of the Company's common stock at a price of $7.50. Proceeds from the initial public offering and the Private placement totaled approximately $24.9 million, which was net of approximately $1.6 million in underwriting fees and other expenses paid at closing.

The Company also sold to underwriters for $100 an option to purchase up to 125,000 additional Units (Note 8).

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased. The Company did not hold any cash equivalents as of April 25, 2007.

Concentration of Credit Risk—financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share—Net loss per share is computed based on the weighted average number of shares of common stock outstanding.

Basic earnings (loss) per share are computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase common stock and UPO is antidilutive, they have been excluded from the Company’s computation of diluted net income per share. Therefore, basic and diluted loss per share were the same for the period from inception (September 9, 2006) to April 25, 2007.

PINPOINT ADVANCE CORP.
(A corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—Continued

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments—the fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instrument,” approximate their carrying amounts presented in the balance sheet at April 25, 2007.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended, (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments. The Company does not have any derivatives as of April 25, 2007.

Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes—Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements—The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4 - DEFERRED OFFERING COSTS

Deferred offering costs consist of legal, underwriting and other fees and expenses incurred through December 31, 2006, in connection with the Proposed Offering. Upon consummation of the Proposed Offering, these expenses were charged to equity.

 NOTE 5- DEFFERED UNDERWRITING FEE AND DEFFERED LEGAL FEE

In connection with the Offering, the Company has entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters in the Offering.

Pursuant to the Underwriting Agreement, the Company was obligated to the underwriters for certain fees and expenses related to the Offering, including underwriting discounts of $2,000,000. The Company paid $1,250,000, of the underwriting discount upon closing of the Offering. The Company and the underwriters have agreed that payment of the balance of the underwriting discount of $750,000 will be deferred until consummation of the Business Combination.

In connection with the Offering, the Company has entered into an engagement agreement (the “Engagement Agreement”) with its legal counsel in the Offering. Pursuant to the Engagement Agreement, the Company was obligated to its legal counsel for certain fees and expenses related to the Offering, including an aggregate legal fee of $250,000. The Company paid $150,000 of the legal fee upon closing of the Offering. The Company and its counsel have agreed that payment of the balance of the legal fee of $100,000 will be deferred until consummation of the Business Combination.

NOTE 6- LOANS FROM RELATED PARTY

A related party has committed to loan to the Company the funds necessary to cover a portion of the Proposed Offering expenses, of which it has paid $151,210 to the Company as of April 25, 2007. ($118,000 as of December 31, 2006). The loans are in U.S. dollars and bear no interest and due upon the earlier to occur of September 30, 2007 and the closing of an initial public offering of the Company’s securities. In conjunction with the close of the offering on April 25, 2007, the Company repaid the loans.

Due to the short-term nature of the loans, the fair value of the loans approximates their carrying amounts.

NOTE 7—COMMITMENTS

The Company has agreed to pay a monthly fee of $7,500 to an affiliate of Ronen Zadok, commencing on the date of the Proposed Offering for office space and certain general and administrative services. In addition the officers and directors of the Company will be entitled to reimbursement for out-of-pocket expenses incurred by them or their affiliates on behalf of the Company.

NOTE 7—COMMITMENTS [Continued]

The initial stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation. The initial stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the initial stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering. The shares of common stock underlying the Underwriter’s option are subject to similar registration rights.

NOTE 8 - WARRANTS AND OPTION TO PURCHASE COMMON STOCK

The Company has agreed to pay the underwriter in the Offering an underwriting discount of 7% of the gross proceeds of the Offering and a non-accountable expense allowance of 1% of the gross proceeds (excluding the over-allotment option) of the Offering. However, the underwriter has agreed that 3% of the underwriting discounts will not be payable unless and until the Company completes a business combination, and has waived its right to receive such payment upon the Company’s liquidation if the Company is unable to complete a business combination. The Company has sold to the Underwriter for $100, an option to purchase up to 125,000 units at $11 per unit. The units issuable upon exercise of this option are identical to those offered by the Public Offering. This option commences on the later of the consummation of a business combination or 180-days from the date of the prospectus with respect to the Proposed Offering and expires five years from the date of the prospectus. The Company estimates that the fair value of the Underwriter’s Option is approximately $738,750 ($5.91per Unit) using a Black-Scholes option-pricing model. The fair value of the Underwriter's Option has been estimated using the following assumptions: (1) expected volatility of 69.95% (2) risk-free interest rate of 4.8% and (3) contractual life of 5 years. The expected volatility in the preceding sentence was calculated as an average of the volatilities of Israeli technology companies with market capitalizations between $50 million - $100 million that trade on US Stock Exchanges. In calculating volatility for the representative companies, the Company used daily historical volatilities for the period of time equal to the term of the option (5 years) .The Company has accounted for these purchase options as a cost of raising capital and has included the instrument as equity in its financial statements. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The public warrants, and the underwriter's unit purchase option and the warrants included in the underwriter’s unit purchase option, are not subject to net cash settlement in the event the Company is unable to maintain an effective 1933 Act registration statement. The Company must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriter’s unit purchase option. Such warrants are only exercisable to the extent the Company is able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of cashless exercise even in the absence of an effective registration statement for the underlying securities. If a holder of public warrants or the holder of the underwriter’s unit purchase option, or warrants underlying the underwriter’s unit purchase option, does not, or is not able to, exercise such warrants, underwriter’s unit purchase option or warrants underlying such underwriter’s unit purchase option, as applicable, such warrants, underwriter unit purchase option or underlying warrants, as applicable, will expire worthless.

NOTE 9—CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Director

Common Stock

On February 20, 2007, the number of outstanding shares decreased from 828,125 shares to 625,000 shares as a result of a reverse split of the Company's common stock.